Exhibit 10.1

SMARTLAUNCH SYSTEMS A/S
AND
BUSINESS MARKETING SERVICES, INC
SHARE TRANSFER AGREEMENT

TABLE OF CONTENTS

APPENDICES:

Appendix

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (this “Agreement”) is entered into on February __, 2011

BETWEEN:

(1)	Smartlaunch Systems A/S (the “Seller”); and

(2)	Business Marketing Services, Inc, 350 Madison Avenue, 8th floor, New York, NY 10017, USA (the “Buyer”).

The Seller and the Buyer are in the following referred to as the “Parties” and individually the “Party”.

1	Background

The Seller holds 10% of the shares, equaling __________ shares, in Adcore Aps, Kristen Bernikows Gade 6, 4. 1105 Copenhagen K, Denmark. Company number: 32320465  (the “Shares”).

The Buyer is presently a development stage company engaged in the development, marketing and operation of new services and wishes to acquire of the Shares from the Seller in order to increase its holdings.

The Parties hereto have agreed that the Shares shall be sold and transferred by the Seller to the Buyer on the terms and conditions set out in this Agreement.

2	Shares

Upon the terms and subject to the conditions set out in this Agreement, the Seller agrees to sell and the Buyer agrees to purchase the Shares).

The Shares shall be transferred to the Buyer on the date set out in clause 7 of this Agreement (the “Closing Date”).

3	Purchase Price

The purchase price for the Shares shall be SEK 654,648 (the “Purchase Price”). The Purchase Price shall be paid at the Closing Date by the issuance of a promissory note by the Buyer to the Seller, in the form attached hereto as Appendix A, (the “Promissory Note”).

4	Assumed liabilities

The Buyer shall not assume any obligations, debts or liabilities of the Seller’s Business of any kind or nature whatsoever, whether known or unknown and whether actual or contingent.

5	Conditions Precedent to Buyer’s obligations

The obligations of the Buyer to complete the transaction contemplated by this Agreement shall be subject to:

(a)	the Buyer having obtained financing on terms and in such amounts as the Buyer may in its sole discretion deem acceptable and appropriate;

(b)
any required approvals or authorizations of the transaction contemplated by this Agreement having been given by the shareholder of the Seller or Owner of Seller  (e.g. authorization of the issuance of the Promissory Note, etc.);

(c)
the Buyer having, in its sole discretion, duly resolved to issue the Promissory Note, and the Buyer being satisfied that the Buyer has the necessary authority and capacity to issue the Promissory Note.

In the event the Buyer has used all reasonable endeavors to fulfill the conditions precedents but they have not been fulfilled on or before the Closing Date, the Buyer shall be entitled, in its sole discretion, to terminate this Agreement forthwith in writing, and the Seller shall not be entitled to any compensation of any kind due to such termination.

6	Closing

Closing shall take place on February 25, 2011 (“Closing”).

At Closing:

(a)	the Seller shall deliver to the Buyer all of the Shares as are capable of being transferred by physical delivery;

(b)	the Seller shall deliver to the Buyer all such documents as are required by the Buyer to complete the sale and purchase of the Shares to the Buyer and vest title in the Shares in the Buyer;

(c)	the Seller shall deliver to the Buyer proof of release to the Buyer of any Shares held in escrow for the benefit of the Buyer;

(d)	the Buyer shall make Payment of the Purchase Price by providing the Promissory Note to the Seller in the amount of SEK 654,648 in the form set out in Appendix A

The Buyer may in its sole discretion waive any requirement placed on the Seller contained in this Section.

7	Representations and Warranties of the Seller

The Seller lawfully owns and has good and marketable title to the Shares, free and clear of all encumbrances and there exists no agreement to create any encumbrance over any of the Shares. The Buyer will through this Agreement acquire good and marketable title to the Shares free of any and all encumbrances.

The Seller warrants that the consummation of the transaction contemplated by this Agreement will not cause any impairment of the Shares.

If after Closing Date the Buyer discovers that there are Shares that have not been properly transferred to the Buyer in accordance with this Agreement, the Seller undertakes to take any reasonable measure to assist the Buyer to promptly complete such transfer.

The Seller represents that it shall in no way act so as to diminish or impair the value of the Shares, or obstruct the full enjoyment of the Shares by the Buyer.

There are no facts or circumstances relating to the Shares which have not been disclosed to the Buyer and which, if disclosed, might reasonably have been expected to influence the decision of the Buyer to purchase the Shares on the terms of this Agreement.

8	Co-operation by the Seller

The Seller shall, at any time and from time to time, whether before, at, or after the Closing Date, execute and deliver any further instruments or documents and, at its own cost, take all such further action as the Buyer may reasonably request in order to consummate effectively the transactions contemplated by this Agreement and to deliver to the Buyer legal title to the Shares. The Seller will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective as promptly as possible the transactions contemplated by this Agreement and to co-operate with others in connection with the foregoing. The Seller shall use its best efforts to obtain any authorisations, consents, orders and approvals of regulatory bodies and officials that may be, or become, necessary for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated by it.

9	Indemnification

The Seller shall be liable and indemnify and hold the Buyer harmless from and against any and all losses attributable to a breach of the representations and warranties given by the Seller in this Agreement or covenants or agreements made or to be performed by the Seller pursuant to this Agreement.

10	Entire Agreement

Each of the Parties to this Agreement confirms that this Agreement represents the entire understanding and constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, agent, employee or representative of either of the Parties.

11	Amendments and Waivers

This Agreement may only be amended, changed or modified by an instrument in writing duly executed by the Parties.

In no event shall any delay, failure or omission of a Party in enforcing, exercising or pursuing any right, claim or remedy under this Agreement be deemed as a waiver thereof, unless such right, claim or remedy has been expressly waived in writing.

12	Notices

All notices and other communications required or permitted under this Agreement must be in writing in the English language and shall be deemed to have been received by a Party when:

(a)	delivered by post, unless actually received earlier, on the third Business Day after posting, if posted within the USA, or the fifth Business Day, if posted to or from a place outside the USA;

(b)	delivered by hand, on the day of delivery;

(c)	delivered by E-mail.

All notices and communications required or permitted under this Agreement shall be addressed as set out below or to such other addresses as may be given by written notice in accordance with this Section.

If to the Seller:	Smartlaunch Systems A/S
Belgdemsvej 28
Copenhagen
Denmarkinfo@smartlaunch.com

If to the Buyer:	Business Marketing Services, Inc
Attention: Mr. Hans Pandeya
President
Business Marketing Services, Inc
8th floor
350 Madison Avenue
New York, NY 10017
hans.pandeya@gmail.com

13	Assignments

This Agreement, and the rights and obligations hereunder, shall be binding upon and inure to the benefit of the successors of the Parties but shall not be assignable by any of the Parties without the prior written consent of the other Party. However, this Agreement may be assigned by either of the Parties to any company directly or indirectly controlling, controlled by or under common control of the assignor, provided that the assignor shall remain liable as for its own debt for all obligations under this Agreement.

14	Interpretation

The headings in this Agreement are for ease of reference only and shall not affect the interpretation of any provision of this Agreement.

15	Partial Invalidity

If any provision of this Agreement or the application of it shall be declared or deemed void, invalid or unenforceable in whole or in part for any reason, the remaining provisions of this Agreement shall continue in full force and effect. The Parties shall seek to amend such void, invalid or unenforceable provisions and thereby this Agreement in order to give effect to, so far as is possible, the spirit of this Agreement and to achieve the purposes intended by the Parties.

16	Governing Law and Disputes

This Agreement shall be governed by and construed in accordance with the laws of the courts of New York, USA.

Any dispute, controversy or claim arising out of, or in connection with, this Agreement, or the breach, termination or invalidity of the Agreement, shall be settled by arbitration in accordance with the Arbitration Rules of the International Arbitration Institute in the USA.

The place of arbitration shall be New York, NY, USA.

The language to be used in the arbitral proceedings shall be English.

The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of the Parties hereto. This notwithstanding, a Party shall not be prevented from disclosing such information in order to safeguard in the best possible way his rights vis-à-vis the other Party in connection with the dispute, or if the Party is obliged to so disclose pursuant to statute, regulation, a decision by an authority, a stock exchange contract or similar.

In case this Agreement or any part of it is assigned or transferred to a third party, such third Party shall automatically be bound by the provisions of this arbitration clause.

_________________

This Agreement has been duly executed in two original copies, of which each of the Parties has taken one copy.

BUYER:

Business Marketing Services, Inc.

_____________________________
Hans Pandeya
CEO, President

SELLER:
Smartlaunch Systems A/S

Name:	Name:

Title:	Title:

Name:

Title: